UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2008

HUNGARIAN TELEPHONE AND CABLE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Third Avenue, Suite #3400 Seattle, Washington 98101-3034
(Address of Principal Executive Offices)

(206) 654-0204
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignations of Directors

On October 7, 2008, Jesper Theill Eriksen and Carsten Dyrup Revsbech resigned as directors of Hungarian Telephone and Cable Corp.  Messrs. Eriksen and Revsbech are officers of TDC A/S ("TDC").  TDC owns 64% Hungarian Telephone and Cable Corp.'s outstanding common stock.

(d) Election of Directors

On October 7, 2008, the Board of Directors of Hungarian Telephone and Cable Corp. elected Jesper Ovesen to its Board of Directors to fill a vacancy on the Board of Directors created by the resignation of Jesper Theill Eriksen.  Mr. Ovesen is an officer of TDC A/S ("TDC").  TDC owns 64% of Hungarian Telephone and Cable Corp.'s outstanding common stock.  Mr. Ovesen was elected at the request of TDC to replace Mr. Eriksen.  Mr. Eriksen is also an officer of TDC.

On October 7, 2008, the Board of Directors of Hungarian Telephone and Cable Corp. elected Morten Bull Nielsen to its Board of Directors to fill a vacancy on the Board of Directors created by the resignation of Carsten Dyrup Revsbech.  Mr. Nielsen is an officer of TDC and was elected at the request of TDC to replace Mr. Revsbech.  Mr. Revsbech is also an officer of TDC.

Four of the seven directors on Hungarian Telephone and Cable Corp.'s Board of Directors are employees of TDC and representatives of TDC on the Hungarian Telephone and Cable Corp. Board of Directors.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

          99.1      Press release dated October 8, 2008 announcing the changes to Hungarian
          Telephone and Cable Corp.'s Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date:	October 8, 2008	By:	/s/ Peter T. Noone
Peter T. Noone
General Counsel

HUNGARIAN TELEPHONE AND CABLE CORP.
Exhibit Index

Exhibit Number	Description of Document
99.1	Press Release dated October 8, 2008 announcing the changes to Hungarian Telephone and Cable Corp's Board of Directors